SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                               -------------------

                                    FORM 8-A
                        FOR REGISTRATION OF SECURITIES OF
                          CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  FIRST BANCORP

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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMONWEALTH OF PUERTO RICO                               66-051882
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(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

1519 PONCE DE LEON AVENUE, PENTHOUSE
SAN JUAN, PUERTO RICO                                      00908-0146
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED

     COMMON STOCK
par value $1.00 per share                           NEW YORK STOCK EXCHANGE
---------------------------------        ---------------------------------------
         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]
         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:333-8460

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

                                 NOT APPLICABLE
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                                (TITLE OF CLASS)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Furnish the information required by Item 202 of Regulation S-K (Section
229.202 of this chapter).

         The description of the Registrant's securities registered hereby is incorporated by reference from sections titled "Differences in Stockholder Rights" on pages 29 to 31 and "Description of First BanCorp's Capital Stock" on pages 40 to 42 of the Proxy Prospectus of the Registrant filed with the Securities and Exchange Commission on form S-4 on April 1998.

INSTRUCTION. If a description of the securities comparable to that required here is contained in any other filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

ITEM 2.           EXHIBITS

         List below all exhibits, if any, required to be filed as part of the registration statement:

         1. Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 15, 1998. Pursuant to the instructions as to Exhibits to Form 8-A, this Exhibit is incorporated by reference.

         2. Agreement and Plan of Merger dated March 31, 1998 by and between FirstBank Puerto Rico, First Interim Bank and the Registrant pursuant to which FirstBank Puerto Rico became reorganized into the only subsidiary of the Registrant is incorporated by reference from Appendix A of the Proxy Prospectus filed with the Securities and Exchange Commission on form S-4 on April 15, 1998.

         3(a). Certificate of Incorporation of Registrant is incorporated by reference from Appendix B of the Proxy Prospectus filed with the Securities and Exchange Commission on form S-4 on April 15, 1998.

         3(b). The By-Laws of Registrant is incorporated by reference from Appendix B of the Proxy Prospectus filed with the Securities and Exchange Commission on form S-4 on April 15, 1998.

         4. Form of Stock Certificate of First BanCorp is incorporated by reference from Exhibit 4.0 of Form S-4 filed with the Securities and Exchange Commission on April 15, 1998.



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                              FIRST BANCORP


                                                         /s/ Angel Alvarez Perez
                                                       Name: Angel Alvarez Perez
                                                        Title:   President & CEO

                                                         Date: January 28, 1999




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